As filed with the Securities and Exchange Commission on December 27, 1999
================================================================================
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                                   ITXC CORP.
             (Exact name of registrant as specified in its charter)

     Delaware                                                  22-35-31960
(State or other jurisdiction                                (I.R.S. employer
 of incorporation or organization)                        identification number)

               600 College Road East, Princeton, New Jersey 08540
               (Address of principal executive offices; zip code)
                            ________________________

                      ITXC Corp. 1998 Stock Incentive Plan
                            (Full title of the plan)

                                Edward B. Jordan
              Executive Vice President and Chief Financial Officer
                                   ITXC Corp.
               600 College Road East, Princeton, New Jersey 08540

                                 (609) 419-1500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                            ________________________


                                          Calculation of Registration Fee
-------------------------- ---------------------- ----------------------- ----------------------- ---------------------
                                                         Proposed                Proposed
Title of Securities             Amount to be      Maximum Offering          Maximum Aggregate            Amount of
to be Registered                 Registered          Price per Share (2)    Offering Price (2)        Registration Fee
=======================================================================================================================
Common Stock, par value
$0.001 per share           7,700,000 shares(1)            $32.625              $251,212,500                $66,321
=======================================================================================================================

(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Registrant's Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of Common Stock on the National Market System of NASDAQ on December 22, 1999.

================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

          (a) Our prospectus relating to our initial public offering, dated September 27, 1999;

          (b) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

          (c) The description of our Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the SEC pursuant to Section 12 of the Exchange Act and declared effective by the SEC on September 27, 1999 .

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

          Under Section 145 of the Delaware General Corporation Law (DGCL), a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in good faith and in a manner he believed to be in (or not opposed to) the interests of the corporation, and, in the case of a criminal proceeding, he had no reason to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of ITXC, or is or was serving at our request as a director, officer, employee, manager or agent of another entity, against certain liabilities, costs and expenses. It further permits us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ITXC, or is or was serving at our request as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

          Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article NINTH of our Certificate of Incorporation contains the following provision regarding limitation of liability of our directors and officers:

          "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit."


Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

          The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 27th day of December, 1999.

                                           ITXC CORP.



                                           By: /s/ Edward B. Jordan
                                                   Edward B. Jordan,
                                                   Executive Vice President



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of December, 1999.

Signature                                               Title

/s/ Tom Evslin*                                  Chairman, President and
__________________________________________        Chief Executive Officer
Tom Evslin

/s/ John G. Musci*                                Director
__________________________________________
John G. Musci

/s/ Edward B. Jordan                              Chief Financial and Accounting
__________________________________________        Officer and Director
Edward B. Jordan

                                                  Director
_________________________________________
William P. Collatos

                                                  Director
_________________________________________
Elon A. Ganor

/s/ Frederick R. Wilson*                           Director
_________________________________________
Frederick R. Wilson



*By: /s/ Edward B. Jordan              _
    Edward B. Jordan, Attorney-in-Fact

                                  EXHIBIT INDEX

4.1   The   Registrant's   Third  Restated   Certificate  of
      Incorporation is incorporated by reference to Exhibit
      4.1 to the  Registrant's  Registration Statement on
      Form S-8 (No. 333-88375).


4.2 The Registrant's By-Laws are incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (No. 333-88375).

5.1   Opinion of Lowenstein Sandler PC.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Lowenstein Sandler PC is included in
      Exhibit 5.1.

24.1  Power of Attorney.

Exhibit 5.1

December 27, 1999

ITXC Corp.
600 College Road East
Princeton, New Jersey 08540

Dear Sirs:

In connection with the pending registration under the Securities Act of 1933, as amended (the "Act"), of 7,700,000 shares of common stock of ITXC Corp., a Delaware corporation (the "Company"), offered for sale pursuant to the Company's 1998 Stock Incentive Plan (the "Shares"), we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. On the basis of such examination, we advise you that, when the Company's Registration Statement on Form S-8 relating to such Shares has become effective under the Act and the Shares have been issued and sold as contemplated by such Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to such Registration Statement.

Very truly yours,



LOWENSTEIN SANDLER  PC

Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the ITXC Corp. 1998 Stock Incentive Plan of our report, dated February 3, 1999 (except for paragraphs 9 to 12 of Note 9 and Note 13, as to which the date is September 20, 1999) with respect to the consolidated financial statements of ITXC Corp. included in its Registration Statement (Form S-1 No. 333-80411) dated September 27, 1999, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP


MetroPark, New Jersey
December 23, 1999

Exhibit 24.1

                                POWER OF ATTORNEY


          WHEREAS, the undersigned officers and directors of ITXC Corp. desire to authorize Tom I. Evslin, John G. Musci and Edward B. Jordan to act as their attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-8, including all amendments thereto,

          NOW, THEREFORE,

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom I. Evslin, John G. Musci and Edward
B. Jordan , and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-8 registering up to 7,700,000 shares of the Common Stock of ITXC Corp. issuable pursuant to the ITXC Corp. Stock Incentive Plan, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 23rd day of December, 1999.



Signature                                               Title

/s/ Tom Evslin                                    Chairman, President and
_____________________________________________     Chief Executive Officer
Tom Evslin

/s/ John G. Musci                                 Director
_____________________________________________
John G. Musci

/s/ Edward B. Jordan                              Chief Financial and Accounting
_____________________________________________     Officer and Director
Edward B. Jordan

                                                  Director
_____________________________________________
William P. Collatos

                                                  Director
_____________________________________________
Elon A. Ganor

/s/ Frederick R. Wilson                           Director
_____________________________________________
Frederick R. Wilson